INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Met Investors Series Trust on Form N-14AE of our report dated February 12, 2003 appearing in the Annual Report of Janus Aggressive Growth Portfolio of Met Investors Series Trust for the year ended December 31, 2002 and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
February 19, 2003
Boston, Massachusetts